Exhibit 10.3

WARRANT CANCELLATION AGREEMENT

This WARRANT CANCELLATION AGREEMENT (this “Agreement”), dated January 12th, 2011 is made by and between SLM HOLDING PTE LTD.., a Singapore corporation (hereinafter “SLM”) and ECOBLU PRODUCTS INC., a Colorado Corporation (hereinafter “ECOB”)

WHEREAS, ECOB will enter into an Investment Agreement (the Investment Agreement) with affiliates of SLM pursuant to which ECOB will agree to issue 81,000,000 shares of Common Stock to such affiliates on the terms and conditions stated therein (terms not otherwise defined herein have the meanings ascribed to them in the Investment Agreement);

WHEREAS, SLM has previously acquired all right, title and interest in Series A through G Warrants issued March 26, 2010, for a total of  26,250,000 shares (the “Warrants”), and all rights granted to certain noteholders to convert debt to 3,750,000 shares of the Company’s Common Stock (“Conversion Rights”);  and

WHEREAS, to induce ECOB to enter into the Investment Agreement and to issue Common Stock under the Investment Agreement, SLM has agreed to the cancellation of the Warrants and Conversion Rights;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending legally to be bound hereby, SLM and ECOB hereby agree as follows:

1.	REPRESENTATIONS AND WARRANTIES OF SLM

SLM hereby represents and warrants to ECOB, as of the date of this Agreement and as of the Closing, as follows:

a.	Organization. SLM is a corporation incorporated under the laws of Singapore.

b.
Authority; Binding Effect; No Conflicts.  SLM has the requisite corporate power and authority to enter into and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.    This Agreement is a valid, legal and binding obligation of SLM enforceable against SLM in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or at equity). Neither the execution and delivery of this Agreement nor the performance of the obligations contemplated hereby will result in any violation of or be in conflict with or constitute a default under (with or without lapse of time, notice or both) (i) the organizational documents of SLM, (ii) any agreement or instrument to which SLM is a party or by which SLM or its properties or assets are bound, or (iii) any applicable law, ordinance, rule or regulation or any applicable order of any court or governmental authority.

c.	SLM is the sole beneficial and legal owner of all right, title and interest in the Warrants and the Conversion Rights.

Warrant Cancellation Agreement

2.	CANCELLATION.

SLM hereby agrees that upon the Closing and issuance of the Purchased Shares the Warrants and Conversion Rights shall be automatically cancelled and ECOB shall be irrevocably released from any further obligations with respect to the Warrants and Conversion Rights.  On or prior to the date of Closing SLM shall deliver to ECOB or its representative the original copies of all Warrants and other documents pertaining to the Conversion Rights.

3.	GOVERNING LAW AND JURISDICTION

Governing Law and Jurisdiction.  THIS AGREEMENT AND THE OTHER DOCUMENTS AND AGREEMENTS ISSUED PURSUANT TO THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.  ANY ACTION SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY MATTER ARISING OUT OF OR IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT MAY BE BROUGHT ONLY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF CALIFORNIA OR IN ANY CALIFORNIA STATE COURT HAVING APPROPRIATE JURISDICTION LOCATED IN SAN DIEGO COUNTY, CALIFORNIA AND EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS) IN ANY SUCH ACTION AND WAIVES ANY OBJECTION TO VENUE LAID THEREIN.  SERVICE OF PROCESS SHALL BE IN ACCORDANCE WITH THE FEDERAL RULES OF CIVIL PROCEDURE OR THE LOCAL RULES OF THE APPROPRIATE CALIFORNIA STATE COURT,WHICHEVER IS APPROPRIATE IN  SUCH ACTION, AND MAY BE SERVED UNDER SUCH APPROPRIATE RULES ANYWHERE IN THE WORLD, WHETHER WITHIN OR WITHOUT THE STATE OF CALIFORNIA.  BOTH PARTIES WAIVE ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN.

7.	NOTICE

All communications or notices required or permitted by this Agreement must be in writing and will be deemed to have been given as follows:  (a) on the date when hand-delivered to an officer of any party; (b) on the date transmitted if sent by fax or other electronic means, if a paper copy is also sent by regular mail and no notice of non-transmission is received by the sending party; (c) on the third business day after the date deposited with a recognized international commercial courier for overnight delivery; or (d) on the 5th business day after the date deposited in the United States mail if sent by certified mail, postage prepaid, return receipt requested.  All notices must be addressed as follows, unless and until any of such parties notifies the other in accordance with this Section of a change of address:

Warrant Cancellation Agreement

If to ECOB:	EcoBlu Products, Inc.
Attention: Chief Executive Officer
909 West Vista Way
Vista, California
Fax: (760) 732-5845
Email: sconboy@ecob.net

If to SML:	SLM Holding Pte Ltd.
Attention: Chief Executive Officer
133 New Bridge Road
#18-08 Chinatown Point
Singapore 059413
Facsimile : +65 6342 0777
Email : scho@manhattan.sg

8.	MISCELLANEOUS

No amendment, waiver or modification of the provisions hereof shall be valid unless in writing and signed by the parties hereto and then only to the extent therein set forth.  Each party agrees to perform all further acts and execute, acknowledge and deliver any documents reasonably necessary, appropriate or desirable, to carry out the provisions of this Agreement.

9.	COUNTERPARTS

This Agreement may be executed via facsimile or email and in one or more counterparts, each of which when executed shall be deemed an original, and all of which taken together shall constitute one and the same document.

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Warrant Cancellation Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Warrant Cancellation Agreement the day and year first written above.

SLM HOLDING PTE LTD.

By:
Name:
Title:

ECOBLU PRODUCTS, INC.

By:
Name: Steve Conboy
Title: President – CEO

Warrant Cancellation Agreement